EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2004 and the unaudited pro forma condensed consolidated statement of income for the fiscal year ended June 30, 2004 are based on the consolidated financial statements of Memry Corporation (the “Company”) and Putnam Plastics Corporation (“Putnam”), after giving effect to the acquisition of Putnam (the “Acquisition”) and the assumptions and adjustments described in the accompanying notes to such financial statements.

On November 9, 2004, the Company completed its acquisition of substantially all of the assets and selected liabilities of Putnam. The purchase price, subject to certain post closing adjustments, consisted of $17.0 million in cash, 2,857,143 shares of the Company’s common stock and $2.5 million in deferred payments. The shares are subject to various restrictions, including a black out period which prohibits the sale of the shares for a period of eighteen months after November 9, 2004. Additionally, after the expiration of the black out period, subject to certain exceptions, the sale of shares in the public market is limited to 250,000 per calendar quarter. The deferred payments are non-interest bearing and are required to be paid in three equal annual installments beginning November 9, 2005.

In connection with the Acquisition, the Company entered into a Credit and Security Agreement with Webster Business Credit Corporation (the “Webster Agreement”), replacing the Company’s previous credit facility with Webster Bank entered into on January 30, 2004. The Webster Agreement includes a term loan facility consisting of a five year term loan of $1.9 million (the “Five Year Term”) and a three year term loan of $2.5 million (the “Three Year Term”), collectively (the “Term Loan Facility”). The Webster Agreement also provides for a revolving line of credit and an equipment line of credit. Additional financing for the Acquisition was obtained in the form of a $7.0 million subordinated loan due November 9, 2010 (the “Subordinated Loan”) and through the issuance of 2,857,143 shares of the Company’s common stock. The Acquisition, the Webster Agreement, the Subordinated Loan and the issuance of common stock are collectively referred to herein as the “Transactions.”

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2004 is presented to give effect to the Transactions as if they occurred on June 30, 2004 and combines the historical balance sheets of the Company and Putnam at June 30, 2004. The unaudited pro forma condensed consolidated statement of income for the fiscal year ended June 30, 2004 is presented to give effect to the Transactions as if they occurred on July 1, 2003 and combines the historical results of the Company and Putnam for the fiscal year ended June 30, 2004.

The pro forma adjustments contained in the unaudited pro forma condensed consolidated financial statements are based on preliminary estimates and assumptions and are based in-part on management’s estimates of the fair value of the assets acquired and liabilities assumed. Independent valuation specialists are currently conducting a valuation of the acquired identifiable tangible and intangible assets as of the acquisition date in order to assist management of the Company in determining their fair values. Any final adjustments will change the allocation of the purchase price which will affect the fair value assigned to the assets and liabilities and will result in a change to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are based on, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of the Company (previously filed) and Putnam (included herein). They are not necessarily indicative of the Company’s consolidated financial position or results of operations that would have occurred had the Transactions taken place on the dates indicated, nor are they necessarily indicative of the Company’s future consolidated financial position or results of operations.

Memry Corporation and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2004

	Memry	Putnam	Pro Forma Adjustments		Pro Forma Condensed Consolidated
ASSETS
Current Assets
Cash and cash equivalents	$12,404,000	$2,065,000	$(10,913,000	)(1)(6)	$3,556,000
Accounts receivable, net	4,132,000	1,313,000	—		5,445,000
Inventories	2,956,000	454,000	—		3,410,000
Deferred tax asset	975,000	—	—		975,000
Prepaid expenses and other current assets	41,000	66,000	—		107,000

Total current assets	20,508,000	3,898,000	(10,913,000)		13,493,000

Property, Plant and Equipment, net	5,090,000	1,865,000	635,000	(2)	7,590,000

Other Assets
Intangible assets, net	933,000	35,000	5,965,000	(2)	6,933,000
Goodwill	1,038,000	—	14,725,000	(3)	15,763,000
Deferred financing costs	51,000	—	609,000	(4)	660,000
Deferred tax asset	5,175,000	—	—		5,175,000
Deposits and other assets	193,000	73,000	(73,000	)(1)	193,000

Total other assets	7,390,000	108,000	21,226,000		28,724,000

TOTAL ASSETS	$32,988,000	$5,871,000	$10,948,000		$49,807,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$3,213,000	$654,000	$(554,000	)(7)	$3,313,000
Notes payable	320,000	—	893,000	(8)	1,213,000
Deferred acquisition payments	—	—	833,000	(9)	833,000
Capital lease	29,000	—	—		29,000
Income tax payable	43,000	—	—		43,000

Total current liabilities	3,605,000	654,000	1,172,000		5,431,000

Notes Payable, less current maturities	1,159,000	—	9,028,000	(8)	10,187,000
Deferred Acquisition Payments	—	—	1,395,000	(9)	1,395,000

Stockholders’ equity	28,224,000	5,217,000	(647,000	)(5)(10)	32,794,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$32,988,000	$5,871,000	$10,948,000		$49,807,000

See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

Memry Corporation and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

Allocation of estimated purchase price:

Estimated Purchase Price
Cash paid	$17,000,000
Present value of deferred acquisition payments	2,228,000
Fair value of restricted common stock issued	4,570,000
Acquisition costs	1,160,000

$24,958,000

Preliminary Allocation of Estimated Purchase Price
Accounts receivable	$1,313,000
Inventories	454,000
Prepaid expenses and other current assets	66,000
Property, plant and equipment	2,500,000
Intangible assets	6,000,000
Accrued payroll	(100,000)
Goodwill	14,725,000

$24,958,000

(1)	Per the terms of the asset purchase agreement, Putnam’s cash and cash equivalents of $2,065,000 and other assets of $73,000 were excluded from the assets acquired.
(2)	Adjustment to estimated purchase accounting valuation based on management’s estimate of fair value.
(3)	Goodwill is calculated as the excess of the preliminary estimated purchase price over the estimated fair market value of the net assets acquired in the Transactions.
(4)	Adjustment to reflect financing costs capitalized in connection with the Company entering into the Webster Agreement and Subordinated Loan agreement, net of deferred financing costs written-off in connection with Company’s repayment of its previous Webster facility.
(5)	To eliminate Putnam’s stockholder’s equity of $5,217,000.
(6)	Represents the Company’s cash and cash equivalents of $8,848,000 used to partially fund the Transactions.
(7)	Represents exclusion of certain liabilities of Putnam not assumed as part of the Transactions.
(8)	Represents the additional borrowings under the Webster Agreement and Subordinated Loan, net of the repayment on the previous Webster facility.
(9)	Represents the present value of the deferred acquisition payments.
(10)	Represents the estimated fair value as of the acquisition date of the 2,857,143 shares of restricted common stock issued.

Memry Corporation and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Income

Year Ended June 30, 2004

	Memry	Putnam	Pro Forma Adjustments		Pro Forma Condensed Consolidated
Revenues	$34,492,000	$10,269,000	$—		$44,761,000

Cost of Revenues	20,682,000	5,501,000	296,000	(1)	26,479,000

Gross profit	13,810,000	4,768,000	(296,000)		18,282,000

Operating Expenses
Research and development	2,878,000	—	—		2,878,000
General, selling and administration	7,733,000	2,210,000	246,000	(1)	10,189,000

	10,611,000	2,210,000	246,000		13,067,000

Operating income	3,199,000	2,558,000	(542,000)		5,215,000

Interest Expense	(74,000)	—	(1,696,000	)(2)	(1,770,000)
Interest Income	92,000	12,000	(51,000	)(3)	53,000
Gain on Sale of Equipment	—	7,000	—		7,000

	18,000	19,000	(1,747,000)		(1,710,000)

Income (loss) before income taxes	3,217,000	2,577,000	(2,289,000)		3,505,000

Provision for income taxes	839,000	—	112,000	(4)	951,000

Net income (loss)	$2,378,000	$2,577,000	$(2,401,000)		$2,554,000

Basic earnings per share:
Weighted average shares of common stock outstanding	25,553,916		2,857,143	(5)	28,411,059

Net income per common share	$0.09				$0.09

Diluted earnings per share:
Weighted average shares of common stock outstanding	25,975,036		2,857,143	(5)	28,832,179

Net income per common share	$0.09				$0.09

See Notes to Unaudited Pro Forma Consolidated Statement of Income

Memry Corporation

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income

(1)	To reflect increased depreciation and amortization expense as a result of the pro forma adjustment for the estimated fair value of Putnam’s property, plant and equipment and intangible assets.
(2)	To reflect incremental interest expense on net additional borrowings under the Webster Agreement and Subordinated Loan in addition to the imputed interest on the Deferred Acquisition Payments. Also reflects increased amortization of deferred financing costs. These costs were incurred in connection with the Webster Agreement and Subordinated Loan and are being amortized over the lives of the related loans.
(3)	To reflect reduction of interest income as a result of the reduction in the Company’s cash and cash equivalents which was used to partially fund the Transactions and the reduction in cash resulting from Putnam’s cash and cash equivalents being excluded from the assets acquired.
(4)	To reflect the estimated income tax effect of the pro forma adjustments discussed above and effect of eliminating Putnam’s S Corporation tax structure, at 39%.
(5)	To reflect the shares of the Company’s common stock issued in connection with the Transactions.

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